Exhibit 99.1

MIVA, Inc.	Press Release

Contact
Peter Prodromou, Racepoint Group, Inc.	Peter Weinberg, MIVA
(781) 487-4604	(239) 561-7229
pprodromou@racepointgroup.com	peter.weinberg@miva.com

MIVA NAMES LOWELL W. ROBINSON CFO AND CAO

New CFO Brings More Than Two Decades of Experience to MIVA, Including CFO of
HotJobs and ADVO, Inc. and Senior Financial Positions at
Citigroup and Kraft/General Foods

NEW YORK – December 18, 2006 – MIVA, Inc., (NASDAQ: MIVA), a leading online advertising network, today announced the appointment of Lowell W. Robinson as Chief Financial Officer and Chief Administrative Officer. Mr. Robinson most recently was president of LWR Advisors, a strategic and financial consulting services firm. He is a sophisticated financial executive with more than 20 years of senior global strategic, financial, operational and governance experience at Fortune 100 companies and high growth mid-sized companies in media, software and technology. He has held senior financial posts at CitiGroup and Kraft/General Foods and was CFO at ADVO, Inc. and HotJobs, which was subsequently sold to Yahoo!. Mr. Robinson will report to MIVA CEO, Peter Corrao, replacing William Seippel, who leaves the company to pursue other interests.

“We’re pleased to have someone of Lowell’s stature and accomplishments joining MIVA at this pivotal juncture in our history,” said Mr. Corrao. “He has proven ability to develop and implement financial and operational strategies that deliver strong growth and results, as evidenced by his work at HotJobs and ADVO, among others. His impressive track record, financial experience and strong relationships with the Street will be invaluable to MIVA in our turnaround efforts.”

Mr. Corrao and Mr. Robinson are reuniting at MIVA after having worked together for three years at ADVO, a $1 billion dollar market cap NYSE direct marketing company. Mr. Robinson also helped to architect the successful sale of HotJobs, a leading online job search company to Yahoo!. Earlier in his career, Mr. Robinson was with Citigroup and Kraft/General Foods, where he served in senior global financial capacities.

Mr. Robinson also has extensive corporate governance experience. Currently, he serves on two public company boards and on the board of a registered investment advisory firm. He is also a frequent speaker at corporate governance conferences, including Fortune Magazine, Directorship, and The Conference Board. Mr. Robinson received an MBA in Finance from Harvard Business School and a B.A. in Economics from the University of Wisconsin.

Mr. Robinson assumes his position with MIVA immediately. He will be based in the company’s New York office.

About MIVA

MIVA (NASDAQ:MIVA) is a leading online advertising network, dedicated to helping businesses grow. MIVA delivers qualified leads to advertisers, helps maximize revenue for partners, facilitates commerce for online merchants and provides relevant information to customers. The Company operates in North America and Europe.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “intend,” “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, and (2) our ability to attract and retain qualified key personnel. Additional key risks are described in MIVA's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2005 and our most recently filed Form 10-Q.

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